UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 14, 2009

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)   Kenglo One, Ltd. Financing

On December 14, 2009, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a Loan Agreement (the “Loan Agreement”) with Kenglo One, Ltd. (“Kenglo”), pursuant to which the Registrant issued to Kenglo a secured promissory note in the face amount of $5,000,000 (the “Kenglo Note”) in consideration of a loan to the Registrant of $4,000,000.  The Kenglo Note was issued with an original issue discount of $1,000,000, and otherwise bears no interest.  The maturity date of the Kenglo Note is February 14, 2011.

As additional consideration for the loan, the Registrant issued Kenglo (i) a five-year warrant to purchase 16,000,000 shares of Registrant’s common stock at an exercise price of $0.10 per share (the “Kenglo Warrant”) and (ii) a third-party option to purchase from the Registrant 1,299,000 shares of common stock of Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.) held by the Registrant at a price per share of $1.00 (the “Option”).  Standard Gold, Inc. is a majority-owned subsidiary of the Registrant. The Kenglo Warrant contains standard anti-dilution rights, and includes a net exercise right on behalf of Kenglo.

As a condition to the financing, Kenglo required that the Registrant grant Kenglo a security interest that was pari passu to that granted to China Gold, LLC (“China Gold”), a significant lender to the Registrant, such security interest to include a pledge of certain equity interests held by the Registrant and a security interest in Hunter Bates Mining Corporation (“Hunter Bates”) and Gregory Gold Producers, Inc. (“Gregory Gold”), each of which were previously wholly owned subsidiaries of the Registrant and are parties to certain security instruments with China Gold.  Hunter Bates and Gregory Gold are currently majority-owned, indirect subsidiaries of Registrant.  With the consent of China Gold to grant a pari passu security interest to Kenglo, the Registrant, Hunter Bates and Gregory Gold entered into a Security Agreement dated December 14, 2009 (the “Kenglo Security Agreement”) with Kenglo, granting Kenglo a security interest in all of such parties assets.  Pursuant to the Kenglo Security Agreement, the Registrant pledged its equity interest in 18,584,544 shares of Standard Gold (constituting approximately 85% of the equity interest in Standard Gold), its 35% equity interest in Kwagga Gold (Barbados) Ltd., and its 50% equity interest in China Global Mining Resources (BVI) Limited (“CGMR BVI”) (subject to the consent of London Mining Plc, the other 50% holder of CGMR BVI), and Hunter Bates pledged its 100% equity interest in Gregory Gold.

The Registrant offered and sold the securities referenced above in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and on Rule 506 promulgated thereunder.  The Registrant relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) the purchaser had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Registrant has obtained representations from the purchaser indicating that it was an accredited investor and purchasing for investment only.

(b)   Modifications to China Gold Financing Agreements

On December 17, 2009, the Registrant entered into Amendment No. 4 (“Amendment No. 4”) to that certain Notes Purchase Agreement dated April 10, 2007 with China Gold (as amended, the “Purchase Agreement”), pursuant to which the parties (i) consolidated certain loan obligations of the Registrant to China Gold into a Third Amended and Restated Promissory Note dated December 17, 2009 in the principal amount of $6,153,321.86 (the “Third Amended Note”), which reflected the outstanding principal and interest under such consolidated loan obligations, (ii) amended and modified certain security agreements between the parties to consolidate the security interests of China Gold, (iii) extend and make certain other modifications to that certain 10% Senior Secured Convertible Promissory Note dated on or around February 11, 2008 issued in favor of China Gold in the principal amount of $1,020,000 (the “February Note”) and that certain 10% Senior Secured Promissory Note dated on or around July 10, 2008 issued in favor of China Gold in the principal amount of $110,000 (the “July Note”), each of which was issued by the Registrant to a third party lender and acquired by China Gold from such lender in April 2009, and (iv) reflect certain other agreements between the parties in consideration of certain accommodations to the Registrant made by China Gold, from time to time, including without limitation China Gold’s consent to the Registrant’s grant to Kenglo of a security interest that was pari passu to that of China Gold.

Pursuant to Amendment No. 4, the parties consolidated the Registrant’s payment obligations under that certain Second Amended and Restated Promissory Note dated December 22, 2008 in the principal amount of $10,421,107.18 (the “Prior Note”) and certain other loans made by China Gold to the Registrant in the aggregate principal amount of $400,000 into the Third Amended Note.  The Third Amended Note accrues interest at a rate equal to 12.25% per annum with the principal and interest due on demand at any time on or after February 15, 2010.  The Prior Note and the other loan obligations were cancelled as of the issuance of the Third Amended Note.

China Gold’s security interest under the Purchase Agreement was principally governed by the terms of that certain Amended and Restated Security Agreement dated December 22, 2008 (the “Prior Security Agreement”) and that certain Second Amended and Restated Pledge Agreement dated December 22, 2008 (the “Prior Pledge Agreement”).  With the acquisition of the February Note and July Note from a third-party lender in April 2009, China Gold also acquired a security interest in certain other assets of the Registrant, Hunter Bates and Gregory Gold, principally pursuant to the terms of that certain Security Agreement dated February 11, 2008 by and between China Gold (as a successor-in-interest), the Registrant, Hunter Bates and Gregory Gold (the “Platinum Security Agreement”).  Pursuant to Amendment No. 4, the parties consolidated the security interests held by China Gold under the Prior Security Agreement and Prior Pledge Agreement with those held pursuant to the Platinum Security Agreement into that certain Second Amended and Restated Security Agreement (the “Amended Security Agreement”) and Third Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”), each dated December 17, 2009 and entered into by and between China Gold, the Registrant, Hunter Bates and Gregory Gold, resulting in a security interest in all assets of the Registrant, Hunter Bates and Gregory Gold, subject to certain priority liens and matters of record.  Pursuant to the Amended Pledge Agreement, the Registrant pledged its equity interest in 18,584,544 shares of Standard Gold (constituting approximately 85% of the equity interest in Standard Gold), its 35% equity interest in Kwagga Gold (Barbados) Ltd., and its 50% equity interest in CGMR BVI, and Hunter Bates pledged its 100% equity interest in Gregory Gold.  Pursuant to the terms of a consent to the Kenglo financing as referenced above under Item 1.01(a), China Gold agreed to permit the Registrant to grant a similar security interest to Kenglo that is pari passu to the security interests set forth in the Amended Security Agreement and Amended Pledge Agreement.

Pursuant to Amendment No. 4, China Gold also agreed to extend the February Note and July Note maturity dates to February 15, 2010, which coincides with the maturity of the Third Amended Note.  Accordingly, the parties entered into (i) that certain Amended and Restated 10% Senior Secured Convertible Promissory Note dated December 17, 2009 (the “Amended February Note”) in the principal amount of $227,391.25, which amount reflects the outstanding principal and interest due under the February Note as of the date of issuance of the Amended February Note, and (ii) that certain Amended and Restated 10% Senior Secured Promissory Note dated December 17, 2009 (the “Amended July Note”) in the principal amount of $110,000, which also requires the Registrant to pay an additional $7,474.91 in interest accrued as of the date of issuance.  The Registrant’s obligations under the Amended February Note and Amended July Note are secured pursuant to the terms of the Amended Security Agreement and Amended Pledge Agreement, as well as existing guaranties of Hunter Bates and Gregory Gold.

As consideration for entering into Amendment No. 4 and certain other accommodations of China Gold made to the Registrant from time to time, including without limitation China Gold’s consent to the Registrant’s grant to Kenglo of a security interest that is pari passu to the security interest held by China Gold to secure China Gold’s right to repayment of approximately $6,500,000 in obligations of the Registrant, the Registrant issued China Gold a five-year warrant to purchase 1,600,000 shares of the Registrant’s common stock at an exercise price of $0.01, and agreed to modify the terms of that certain warrant to purchase 38,200,000 shares of the Registrant’s common stock issued on November 10, 2008 (the “November Warrant”) and that certain warrant to purchase 882,000 shares of the Registrant’s common stock issued on October 28, 2008 (the “October Warrant”) to reduce the exercise price of such Warrants from $0.075 per share to $0.01 per share.  The October Warrant was further modified to extend the expiration date from October 28, 2010 to October 28, 2013 as originally intended by the parties.

In consideration of certain loan accommodations made to Registrant by Pioneer Holdings, LLC, an affiliate of China Gold (“Pioneer”), from time to time, including without limitation loans made to the Registrant and its affiliates in excess of $350,000 in the aggregate, on December 17, 2009 the Registrant has issued to Pioneer five-year warrants to purchase an aggregate of 7,000,000 shares of the Registrant’s common stock at an exercise price of $0.01 per share.  The warrants include a cashless exercise provision.

The warrants issued to Pioneer were issued in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and on Rule 506 promulgated thereunder.  The Registrant relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) the purchaser had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Registrant has previously obtained representations from the purchaser indicating that it was an accredited investor and purchasing for investment only.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: December 18, 2009	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer